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                                                                    EXHIBIT 10.3


                            INTERCORPORATE AGREEMENT



         This Intercorporate Agreement ("Agreement"), dated as of March 28, 1996, by and among Waxman Industries, Inc., a Delaware corporation ("Waxman"), Waxman USA Inc., a Delaware corporation ("WUSA"), Waxman Consumer Products Group Inc., a Delaware corporation ("CPG"), WOC Inc., a Delaware corporation ("WOC"), TWI, International, Inc., a Delaware corporation ("TWI"), and Barnett Inc., a Delaware corporation ("Barnett").

         WHEREAS, pursuant to an initial public offering (the "Public Offering"), Barnett and WUSA are offering for sale to the public an aggregate of up to approximately 50.1% (55.1% if the underwriters' overallotment option is exercised in full) of Barnett's common stock, $.01 par value per share (the "Common Stock");

         WHEREAS, Waxman, prior to the Public Offering, owned 100% of the issued and outstanding shares of Common Stock;

         WHEREAS, after the Public Offering, Waxman and Barnett will be separate publicly held corporations and Waxman will continue to beneficially own approximately 49.9% (44.9% if the underwriters' over-allotment option is exercised in full) of the issued and outstanding Common Stock;

         WHEREAS, Waxman currently provides, and desires to continue to provide, certain general, administrative and financial services to Barnett and/or its future subsidiaries, if any (collectively, the "Barnett Group"), including, among other things, certain treasury and financial functions, tax services, and insurance and risk management services under an Intercorporate Agreement, dated as of May 20, 1994, by and among Waxman, WUSA, CPG, Barnett and WOC (the "Existing Intercorporate Agreement");

         WHEREAS, Barnett currently provides certain services to WUSA, CPG, WOC and/or their other subsidiaries and their divisions (collectively, the "Waxman Group") under the Existing Intercorporate Agreement;
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         WHEREAS, Barnett currently shares certain warehouse space with U.S.
Lock, a division of WOC, and LeRan Copper and Brass, a division of U.S. Lock;

         WHEREAS, upon the Effective Date (as hereinafter defined), Barnett will no longer be an indirect wholly-owned subsidiary of Waxman and, pursuant to this Agreement, will cease to be a party to the Existing Intercorporate Agreement; and

         WHEREAS, to facilitate Waxman's and Barnett's separate ongoing businesses and to reduce unnecessary additional overhead and personnel costs, Waxman and Barnett desire to enter into this Agreement to set forth the terms upon which (x) Waxman will continue to provide services to the Barnett Group and
(y) Barnett will continue to provide services to and share facilities with the Waxman Group.

         NOW THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties agree as follows:

1.       Services.

         (a) Barnett hereby engages Waxman to provide, and Waxman agrees to provide, to the Barnett Group, such administrative services as Barnett may reasonably require with respect to (i) securing and monitoring the insurance needs of the Barnett Group and securing the appropriate insurance coverage therefor, (ii) the preparation and filing of federal and certain state and local tax returns, (iii) accounting, treasury and other financial services, including, without limitation, assistance with the preparation of all required filings under federal and state securities laws and any securities exchange or the National Association of Securities Dealers, Inc. (iv) assistance in financing matters and (v) relations with lending, banking and underwriting institutions and organizations and for shareholder, investor and public relations, as well as such other services as Barnett may reasonably request (collectively, the "Waxman Services"). The Waxman Services will be provided at such times and with respect to such matters within the above described categories as Barnett may reasonably request from time to time


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and will be of the same type and quality that Waxman has historically provided to itself or Barnett. Notwithstanding the foregoing, on or prior to May 15th of each fiscal year during the term of this Agreement, commencing with May 15, 1996, Barnett shall advise Waxman in writing of the scope and level of Waxman Services it reasonably expects to require to be provided to the Barnett Group during the ensuing fiscal year. The estimate of the scope and level of services shall not limit the services required to be provided hereunder, but is intended to be used for labor and capital planning purposes. The parties hereto agree that services to be provided by Waxman for the Barnett Group hereunder are to be performed by such persons as shall be designated by Waxman from time to time (all of such persons are hereafter collectively referred to as the "Waxman Providers"). The parties hereto further acknowledge that it is their mutual expectation that certain of the Waxman Providers shall continue to serve as, or be elected as, officers of Barnett or the other members of the Barnett Group, if any, and that the services rendered by such persons in such capacity from this date forward shall be deemed to have been rendered pursuant to the terms of this Agreement, unless other arrangements have been agreed to among such Waxman Provider, Waxman and Barnett. The Waxman Providers shall devote to the providing of Waxman Services that amount of time which is reasonably necessary in order for Waxman to fulfill its obligations hereunder. In addition, to the extent that any employee of Barnett or any member of the Barnett Group participates in any employee benefit programs maintained by Waxman, Barnett shall determine, to the extent legally permissible, whether and to what extent such employees will participate in such programs.

         (b) Waxman hereby engages Barnett to provide, and Barnett agrees to provide, to the Waxman Group, such administrative services as Waxman may reasonably require with respect to (i) the utilization of Barnett's management information systems, (ii) the utilization of Barnett management's direct marketing expertise and (iii) the provision of financial accounting, order processing, billing and collection services, as well as such other services as Waxman may reasonably request (collectively, the "Barnett Services"). The Barnett Services will be provided at such times and with respect to such matters as Waxman may reasonably request from time to time and will be of the same type and quality that Barnett has historically provided to itself or


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the Waxman Group. The Barnett Providers shall devote to the providing of Barnett
Services that amount of time which is reasonably necessary in order for Barnett to fulfill its obligations hereunder. Notwithstanding the foregoing, on or prior to May 15th of each fiscal year during the term of this Agreement, commencing with May 15, 1996, Barnett shall advise Waxman in writing of the scope and level of Barnett Services it reasonably expects to require to be provided to the Waxman Group during the ensuing fiscal year. The estimate of the scope and level of services shall not limit the services required to be provided hereunder, but is intended to be used for labor and capital planning purposes. The parties hereto agree that services to be provided by Barnett for the Waxman Group hereunder are to be performed by such persons as shall be designated by Barnett from time to time (all of such persons are hereafter collectively referred to as the "Barnett Providers"). The parties hereto further acknowledge that it is their mutual expectation that certain of the Barnett Providers shall continue to serve as, or be elected as, officers of Waxman or the other members of the Waxman Group, if any, and that the services rendered by such persons in such capacity from this date forward shall be deemed to have been rendered pursuant to the terms of this Agreement, unless other arrangements have been agreed to among such Barnett Provider, Waxman and Barnett. The Barnett Providers shall devote to the providing of Barnett Services that amount of time which is reasonably necessary in order for Barnett to fulfill its obligations hereunder.

         (c) Neither Waxman nor Barnett shall take any action or enter into any agreement which would render it unable to fully perform its obligations under this Agreement.

         (d) In order to coordinate the provisions of the Barnett Services and the Waxman Services hereunder, the parties agree to aprise the respective Chief Financial Officer of each of Waxman and Barnett for all requests for and all fees, costs and expenses incurred with respect to the provision of services hereunder.




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         2.       Fees.

         (a) As compensation for the Waxman Services rendered under this Agreement, Barnett will pay to Waxman quarterly in arrears, upon the receipt of an invoice therefor, the allocable cost of the compensation of the Waxman Providers (including all employee benefits and prerequisites of the Waxman Providers) while they are rendering the Waxman Services. Waxman shall also be reimbursed for actual out-of-pocket disbursements to third parties by Waxman required for the provision of the Waxman Services. Such fee shall be paid by Barnett to Waxman within 10 days after Waxman has provided an invoice to Barnett setting forth the total amount of the fee and the data supporting such calculation. Waxman shall render such invoice to Barnett within 15 days of the end of each fiscal quarter during the term hereof. To the extent that Barnett does not agree with Waxman's determination of Barnett's allocable costs of the compensation of the Waxman Providers, the respective Audit Committees of Waxman and Barnett shall resolve such dispute, and, if such committees are unable to resolve such dispute, they shall seek the assistance of Arthur Andersen LLP (or such other firm(s) of certified independent public accountants that may be regularly engaged by Waxman and Barnett) to resolve such dispute, and, if such accounting firm(s) is unable to resolve such dispute, they shall mutually select an independent arbitrator to resolve such dispute, whose determination shall be conclusive and binding.

         (b) As compensation for the Barnett Services rendered under this Agreement, Waxman will pay to Barnett, quarterly in arrears, upon the receipt of an invoice therefor, the allocable costs of the compensation of the Barnett Providers (including all employee benefits and perquisites of the Barnett Providers) while they are rendering the Barnett Services. Barnett shall also be reimbursed for all actual out-of-pocket disbursements to third parties by Barnett required for the provision of the Barnett Services. Such fee shall be paid by Waxman to Barnett within 10 days after Barnett has provided an invoice to Waxman setting forth the total amount of the fee and the data supporting such calculation. Barnett shall render such invoice to Waxman within 15 days of the end of each fiscal quarter during the term hereof. To the extent that Waxman does not agree with Barnett's determination of Waxman's allocable costs of the compensation of the Barnett Providers, the respective Audit Committees of Waxman and Barnett


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shall resolve such dispute, and, if such committees are unable to resolve such dispute, they shall seek the assistance of Arthur Andersen LLP (or such other firm(s) of certified independent public accountants that may be regularly engaged by Waxman and Barnett) to resolve such dispute, and, if such accounting firm(s) is unable to resolve such dispute, they shall mutually select an independent arbitrator to resolve such dispute, whose determination shall be conclusive and binding.

         3. Insurance. Except as otherwise agreed by the parties, all policies of liability, fire, workers' compensation, directors and officers, and other forms of insurance covering the Barnett Group's businesses, their properties and assets and their directors and officers that are part of Waxman's coverage will continue to be maintained by Waxman until Barnett obtains appropriate replacement coverage. Barnett will reimburse Waxman for the actual premium costs associated with providing such insurance coverage within 15 days after Waxman's receipt of invoices for such insurance coverage. Waxman agrees to consult with Barnett prior to incurring any obligations for insurance coverage on behalf of any member of the Barnett Group. Barnett agrees to continue be included in Waxman's insurance coverage to the extent that it is financially reasonable to do so.

         4. Indemnification. (a) Barnett agrees to indemnify the Waxman Group and the Waxman Providers (individually, a "Waxman Indemnitee," and, collectively, the "Waxman Indemnitees"), if a Waxman Indemnitee is made, or threatened to be made, a party to any action, claim or proceeding, whether civil or criminal, including any action by or in the right of Barnett or any member of the Barnett Group, by reason of the provision of services by Waxman and/or the Waxman Providers to the Barnett Group or any member of the Barnett Group pursuant to the terms of this Agreement (other than any action by Barnett against Waxman by reason of a breach of this Agreement by Waxman) against judgments, fines, amounts paid in settlement and reasonable expenses, including reasonable attorneys' fees (collectively, "Losses"); provided, however, that the foregoing indemnity shall not apply to any Losses to the extent such Losses resulted primarily from the willful misconduct, bad faith or gross negligence of a Waxman Indemnitee.


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                  (b) Waxman agrees to indemnify the Barnett Group and the
Barnett Providers (individually, a "Barnett Indemnitee," and, collectively, the "Barnett Indemnitees"), if a Barnett Indemnitee is made, or threatened to be made, a party to any action, claim or proceeding, whether civil or criminal, including any action by or in the right of Waxman or any member of the Waxman Group, by reason of the provision of services by Barnett and/or the Barnett Providers to the Waxman Group or any member of the Waxman Group pursuant to the terms of this Agreement (other than any action by Waxman against Barnett by reason of a breach of this Agreement by Barnett) against Losses; provided, however, that the foregoing indemnity shall not apply to any Losses to the extent such Losses resulted primarily from the willful misconduct, bad faith or gross negligence of a Barnett Indemnitee.

         5. Responsibility for Providing Compensation and Fringe Benefits to Service Providers. Barnett and Waxman, respectively, shall bear all of the costs and expenses of the personal compensation and fringe benefits and perquisites, including, without limitation, pension, life insurance, health insurance, hospitalization and other forms of insurance, of the Barnett Providers and the Waxman Providers, respectively, and such persons shall not, except as approved by Barnett and Waxman, be entitled to any compensation or benefit from Barnett or Waxman, as the case may be, for services performed for the Waxman Group or the Barnett Group, respectively, in any capacity, including, but not limited to, services as an officer of any member of the Barnett Group and any member of the Waxman Group, as the case may be.

         6. Warehouse Facilities; Product Purchases. Certain members of the Waxman Group may occupy space leased by Barnett. With respect to any such occupancy, the duration of such occupancy arrangement and portion of the premises to be occupied shall be mutually agreed between the parties to such arrangement and the cost of such occupancy shall be equal to the rent paid by Barnett allocable to the space occupied by such member of the Waxman Group; provided, however, that if the specific space such member of the Waxman Group may occupy is not readily subject to physical apportionment, then the charges shall be based upon an agreed percentage of the net sales of such member of the Waxman Group allocable to such facility. Each of the Waxman Group and the Barnett Group may purchase products from each other at prices


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and upon terms and conditions as may be agreed among the parties from time to time.

         7. Status as Independent Contractor. It is expressly understood between the parties hereto that Waxman, with respect to services provided by it to the Barnett Group hereunder, and Barnett, with respect to services provided by it to the Waxman Group hereunder, shall be independent contractors. It is also expressly agreed that each of Waxman and Barnett, as the case may be, shall be solely responsible for the withholding and payment of any and all taxes and other sums required to be withheld or paid by an employer pursuant to any and all state, federal or other laws in connection with the rendering of services hereunder.

         8. Work Product; Confidentiality. (a) Waxman agrees, on behalf of itself, the other members of the Waxman Group and their employees, representatives and agents, including without limitation the Waxman Providers, that all memoranda, notes, records or other documents made or compiled by Waxman, the other members of the Waxman Group and their employees, representatives and agents, including, without limitation, the Waxman Providers, in the fulfillment of Waxman's obligations under this Agreement or otherwise, or made available to any of them concerning any Barnett Information (as defined below) shall be Barnett's property and shall be delivered to Barnett on Barnett's request on the termination of this Agreement or at any other time. None of Waxman or any member of the Waxman Group, or their employees, representatives and agents shall, directly or indirectly, knowingly use, for themselves or others, or divulge to others, other than in the ordinary course and in furtherance of the Barnett Group's businesses, any secret or confidential information, non-public information, knowledge, or data of the Barnett Group (including, without limitation, names of customers of the Barnett Group (collectively, "Barnett Information")) obtained by any of them as a result of Waxman's performance of this Agreement, unless authorized by Barnett. The provisions of this Section do not extend to any portion of such Barnett Information which becomes generally available to the public other than as a result of a disclosure by the recipient or its representatives, subsidiaries or affiliates, and will not be deemed to restrict the recipient from complying with any order, request or decree of any court, government or other regulatory



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body to produce any such information, but upon receiving notice that any such order, request or decree is being sought, the recipient will promptly give the party furnishing such information notice thereof and agree to cooperate with the furnishing parties' efforts, if any, to contest the issuance of such order, request or decree.

                  (b) Barnett agrees, on behalf of itself, the other members of the Barnett Group and their employees, representatives and agents, including without limitation the Barnett Providers, that all memoranda, notes, records or other documents made or compiled by Barnett, the other members of the Barnett Group, their employees, representatives and agents, including, without limitation, the Barnett Providers, in the fulfillment of Barnett's obligations under this Agreement or otherwise, made available to any of them concerning any Waxman Information (as defined below) shall be Waxman's property and shall be delivered to Waxman on the termination of this Agreement or at any other time on Waxman's request. None of Barnett, any other member of the Barnett Group or their employees, representatives and agents shall, directly or indirectly, knowingly use, for themselves or others, or divulge to others, other than in the ordinary course and in furtherance of the Waxman Group's businesses, any secret or confidential information, non-public information, knowledge, or data of the Waxman Group (including, without limitation, names of customers of the Waxman Group (collectively, "Waxman Information")) obtained by any of them as a result of Barnett's performance of this Agreement, unless authorized by Waxman. The provisions of this Section do not extend to any portion of such Waxman Information which becomes generally available to the public other than as a result of a disclosure by the recipient or its representatives, subsidiaries or affiliates, and will not be deemed to restrict the recipient from complying with any order, request or decree of any court, government or other regulatory body to produce such information, but upon receiving notice that any such order, request or decree is being sought, the recipient will promptly give the party furnishing such information notice thereof and agree to cooperate with the furnishing parties' efforts, if any, to contest the issuance of such order, request or decree.

         9. Term. Subject to the last sentence of this Section 9, this Agreement will become effective upon the consummation of the


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Public Offering (the "Effective Date") and may be terminated by Waxman upon 360 days prior written notice given as provided herein to the other parties hereto or by Barnett upon 360 days prior written notice given as provided herein to the other parties hereto. Notwithstanding the preceding sentence, the provision of
Section 4 hereof shall survive until the second anniversary of the Effective Date. At the Effective Date, the Existing Intercorporate Agreement will cease to be binding upon Barnett and all one of its rights and obligations with respect to the subject matter thereof shall, on and after the Effective Date, be governed by this Agreement.

         10. Notices. All notices and other communications under this Agreement must be in writing and will be deemed to have been duly given when delivered by hand, upon receipt of a telephonic facsimile transmission or sent by registered or certified mail, return receipt requested, postage prepaid and addressed as follows:

         To Waxman:        Waxman Industries, Inc.
                           24460 Aurora Road
                           Bedford Heights, Ohio  44146
                           Attention:  Chief Executive Officer
                           Telecopy No. (216) 439-8678

         To Barnett:       Barnett Inc.
                           3333 Lenox Avenue
                           Jacksonville, Florida  32205
                           Attention:  President
                           Telecopy No. (909) 388-4566

         To WUSA:          Waxman USA Inc.
                           c/o Waxman Industries, Inc.
                           24460 Aurora Road
                           Bedford Heights, Ohio  44146
                           Attention:  Chief Executive Officer
                           Telecopy No. (216) 439-8678

         To CPG:           Consumer Products Group Inc.
                           24455 Aurora Road
                           Bedford Heights, Ohio  44146
                           Attention:  President
                           Telecopy No. (216) 439-1262


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         To WOC:           WOC Inc.
                           c/o Waxman Industries, Inc.
                           24460 Aurora Road
                           Bedford Heights, Ohio  44146
                           Attention:  Chief Executive Officer
                           Telecopy No. (216) 439-8678

         To TWI:           TWI
                           c/o Waxman Industries, Inc.
                           24460 Aurora Road
                           Bedford Heights, Ohio  44146
                           Attention:  Chief Executive Officer
                           Telecopy No. (216) 439-8678

         11. Complete Agreement. This Agreement, together with the Existing Intercorporate Agreement, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all previous negotiations, commitments and writings with respect to such subject matter.

         12. Amendments. This Agreement may not be modified or amended except by an agreement in writing signed by each of the parties hereto.

         13. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws thereof.

         14. Assignment. None of the parties hereto may assign any of its rights or benefits under this Agreement without the prior written consent of the other parties hereto, which consent will not be unreasonably withheld or delayed. This Agreement is binding on and will inure to the benefit of the parties and their respective successors and permitted assigns.

         15. No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.


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         16. Captions. Captions and section headings are used for convenience of reference only and are not part of this Agreement and may not be used in construing it.

         17. Enforceability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision or remedies otherwise available to any party hereto.

         18. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together constitute one and the same instrument.


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         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

                                         WAXMAN INDUSTRIES, INC.


                                         By: /s/ Armond Waxman
                                            -----------------------------------
                                            Armond Waxman
                                            Co-Chief Executive Officer and
                                            Co-Chairman of the Board


                                         BARNETT INC.


                                         By: /s/ William R. Pray
                                            -----------------------------------
                                            William R. Pray
                                            President, Chief Executive Officer
                                            and Director


                                         WAXMAN USA INC.


                                         By:/s/ Michael J. Vantusko
                                            -----------------------------------


                                         WAXMAN CONSUMER PRODUCTS GROUP INC.


                                         By:/s/ Michael J. Vantusko
                                            -----------------------------------


                                         WOC INC.


                                         By:/s/ Michael J. Vantusko
                                            -----------------------------------



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                                          TWI, INTERNATIONAL, INC.



                                          By:/s/ Michael J. Vantusko
                                             ----------------------------------







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